UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

ALKERMES PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Registered in Ireland—No. 498284

Connaught House

1 Burlington Road

Dublin 4, Ireland, D04 C5Y6

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS SCHEDULED To be held MAY 13, 2022

To the Shareholders of Alkermes plc:

An extraordinary general meeting of shareholders (including any adjournments or postponements thereof, the “Extraordinary Meeting”) of Alkermes plc (the “Company” or “Alkermes”), a public limited company incorporated under the laws of Ireland, is scheduled to be held on May 13, 2022 at 1:30 p.m., Irish Standard Time, at the Company’s offices at Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6, for the following purposes:

1.	To approve certain amendments to the Company’s Articles of Association to provide for plurality voting for contested elections.
2.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Proposal 1 is a special resolution under Irish law, requiring the affirmative vote of the holders of at least 75% of the votes cast (in person or by proxy) on that resolution at the Extraordinary Meeting for approval. This proposal is more fully described in the proxy statement accompanying this notice. Shareholders as of April 13, 2022, the record date for the Extraordinary Meeting (the “Record Date”), are entitled to notice of and to vote at the Extraordinary Meeting.

YOUR VOTE IS VERY IMPORTANT. It is important that your voice be heard and your shares be represented at the Extraordinary Meeting whether or not you are able to attend. We encourage you to cast your vote promptly so that your shares will be represented and voted at the meeting. Any shareholder entitled to attend, speak and vote at the Extraordinary Meeting may appoint one or more proxies, who need not be a shareholder of record of the Company. If you wish to appoint as proxy any person other than the individuals specified on the Company’s proxy card, you may do so by contacting the Company Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6, Attention: Company Secretary or by delivering to the Company Secretary a proxy card in the form mailed to you or in the form set forth in Section 184 of the Irish Companies Act 2014. Your appointed proxy must attend the Extraordinary Meeting in person in order for your votes to be cast. We recommend that you review the further information on the process for, and deadlines applicable to, voting and appointing a proxy under the section entitled “General Information about the Meeting and Voting” commencing on page 2 of the proxy statement accompanying this notice. THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1.

By Order of the Board of Directors.

DAVID J. GAFFIN

Secretary

Dublin, Ireland

April 18, 2022

ALKERMES PLC  Notice of Extraordinary Meeting

If you have questions about how to vote your shares,

please call the firm assisting us with the solicitation of proxies,

Innisfree M&A Incorporated:

Shareholders may call toll-free: +1 (877) 750-9496

Banks, brokers and other nominees may call collect: +1 (212) 750-5833

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 13, 2022. This notice and the accompanying proxy statement are available at http://www.proxydocs.com/ALKS. These materials are also available free of charge on the Investors section of our website at www.alkermes.com. Because we have elected to utilize the “full set delivery” option for proxy materials related to the Extraordinary Meeting, we are delivering paper copies of our proxy materials to our shareholders as of the Record Date.

Special COVID-19 Notice: We intend to hold the Extraordinary Meeting in person at the Company’s offices as described above. However, we are monitoring guidance issued by the Irish Health Service Executive (“HSE”), the Irish government, the U.S. Centers for Disease Control and Prevention and the World Health Organization and we have implemented, and will continue to implement, measures advised by the HSE designed to minimize the spread of COVID-19, including in respect of the Extraordinary Meeting. The Company advises that any person who has recently tested positive for COVID-19, or has been in recent close contact with any person who has recently tested positive for COVID-19, or is experiencing, or has been in recent close contact with any person experiencing, any COVID-19 symptoms, should not attend the Extraordinary Meeting in person. In the event that it is necessary to make alternative arrangements with respect to the date, location or format of the Extraordinary Meeting, we will announce details of the alternative arrangements as promptly as practicable on the Investor Events page of the Investors section of our website at www.alkermes.com and will file details of such alternative arrangements with the U.S. Securities and Exchange Commission as additional proxy materials. Please monitor the Investors section of our website regularly, as circumstances may change on short notice. As always, we encourage you to vote your shares prior to the Extraordinary Meeting.

ALKERMES PLC  Notice of Extraordinary Meeting

Registered in Ireland—No. 498284

Connaught House

1 Burlington Road

Dublin 4, Ireland, D04 C5Y6

PROXY STATEMENT

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS SCHEDULED TO BE HELD MAY 13, 2022

General Information

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
Meeting Date:	May 13, 2022
Time:	1:30 p.m., Irish Standard Time
Place:	Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6
Record Date:	April 13, 2022

PROPOSAL	BOARD OF DIRECTORS RECOMMENDATION	VOTE REQUIRED
Approval of Amendments to Articles of Association to Provide for Plurality Voting for Contested Elections	FOR	75% of the votes cast on the resolution

Purpose of this Proxy Statement

The board of directors of Alkermes plc (the “Board”) is soliciting proxies for use at an extraordinary general meeting of shareholders (including any adjournments or postponements thereof, the “Extraordinary Meeting”) of the Company scheduled to be held on May 13, 2022. This proxy statement contains important information for you to consider when deciding how to vote on the matters to be brought before the Extraordinary Meeting. Please read it carefully. This proxy statement is first being made available to our shareholders on or about April 18, 2022. This proxy statement is also available online at http://www.proxydocs.com/ALKS. The specific proposal to be considered and acted upon at the Extraordinary Meeting is summarized above and is described in more detail in this proxy statement.

In this proxy statement, unless otherwise indicated or the context otherwise requires, all references to “Alkermes,” “the Company,” “we,” “us” and “our” refer to Alkermes plc and its consolidated subsidiaries.

ALKERMES PLC  EGM Proxy Statement 1

General Information about the Meeting and Voting

Why am I receiving these proxy materials?

We are making this proxy statement available to you on or about April 18, 2022 on the Internet, and by delivering printed versions to you by mail, because our Board is soliciting your proxy to vote your ordinary shares, $0.01 par value per share, of Alkermes plc (referred to in this proxy statement as “shares” or “ordinary shares”) at the Extraordinary Meeting scheduled to be held on May 13, 2022.

This proxy statement contains information about the Extraordinary Meeting and the items being voted on at the Extraordinary Meeting. As further described below, we encourage you to cast your vote promptly in favor of the proposal to be presented at the Extraordinary Meeting.

This proxy statement is also available through the Investors section of our website at www.alkermes.com or at http://www.proxydocs.com/ALKS. The information contained on or connected to our website is not incorporated by reference into and should not be considered part of this proxy statement.

Who can vote at the Extraordinary Meeting?

Only shareholders of record of the Company as of the close of trading on the Nasdaq Global Select Market on April 13, 2022 (the “Record Date”) are entitled to notice of, and to vote at, the Extraordinary Meeting. On the Record Date, there were 163,322,076 ordinary shares issued and outstanding and entitled to be voted.

Am I a shareholder of record or a beneficial owner?

Shareholders of Record. If, as of the Record Date, your ordinary shares were registered in your name (and not in the name of a bank, broker or other nominee) with the Company’s transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record.

Beneficial Owners. If, as of the Record Date, your ordinary shares were not registered in your name, but rather were held in an account at a bank, brokerage firm or other nominee in the name of your bank, broker, or other nominee, then such shares are held in “street name” and you are the beneficial owner of such shares.

How many votes do I have?

On each matter to be voted upon, you have one vote for each ordinary share you owned as of the Record Date. Shareholders do not have cumulative voting rights.

When and where is the Extraordinary Meeting scheduled to be held?

The Extraordinary Meeting is scheduled to be held on May 13, 2022 at 1:30 p.m., Irish Standard Time, at the Company’s offices at Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6. Admission to the Extraordinary Meeting is restricted to shareholders as of the Record Date and/or their proxy holders.

What proposals are to be presented at the Extraordinary Meeting? What does the Board recommend?

As described in further detail in this proxy statement, the purpose of the Extraordinary Meeting is to consider and vote upon the approval of certain amendments to the Company’s articles of association (the “Articles of Association”) to provide for plurality voting for contested elections (Proposal 1) and the transaction of such other business as may properly come before the Extraordinary Meeting. The Board unanimously recommends that shareholders vote “FOR” approval of Proposal 1.

How do proxies work?

You may choose to designate another person as your ‘proxy’ to vote the shares you own on your behalf. If you designate someone as your proxy in a written document, that document is also called a ‘proxy’ or a ‘proxy card’. The Board is asking for your proxy to authorize us to vote your shares at the Extraordinary Meeting in the manner you direct. We encourage you to promptly vote on the proposal to be voted on at the Extraordinary Meeting. If you submit the accompanying proxy card without specifying your voting instructions, your shares will be voted in accordance with the Board’s recommendations as follows:

ALKERMES PLC  EGM Proxy Statement 2

•	Amendments to Articles of Association. “FOR” the approval of the amendments to the Company’s Articles of Association to provide for plurality voting for contested elections; and
•	As to any other matter that may properly come before the meeting or any adjournments or postponements thereof, in the named proxy holders’ discretion.

Shares represented by valid proxies received and not subsequently revoked before the Extraordinary Meeting that do not specify instructions will be voted at the Extraordinary Meeting in the manner set forth above. You can revoke your proxy and change your vote in the manner described in the section entitled “Can I change my vote after submitting my proxy?” on page 5 of this proxy statement. If your shares are held through a bank, broker or other nominee, please follow the instructions that you were provided by such bank, broker or other nominee.

How do I vote?

It is important that your shares are represented at the Extraordinary Meeting, whether or not you attend the Extraordinary Meeting in person. You may vote “FOR” or “AGAINST,” or “ABSTAIN” from voting, on the proposal to be voted on at the Extraordinary Meeting.

Shareholders of Record. As a shareholder of record, there are four ways to vote:

Telephone: By calling the toll-free telephone number indicated on your proxy card. Easy-to-follow voice prompts allow you to submit your proxy and confirm that your instructions have been properly recorded.

Internet: By going to the Internet website indicated on your proxy card. As with telephone voting, you can confirm that your instructions have been properly recorded.

Mail: By completing, signing, dating and returning a printed proxy card to the address indicated on your proxy card (which will be forwarded to the Company’s registered address) or by delivery to the Company Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland D04 C5Y6.

In Person: By submitting a written ballot in person at the Extraordinary Meeting. To obtain directions to the Extraordinary Meeting, please contact our Investor Relations team at investor_relations@alkermes.com. We will distribute ballots at the Extraordinary Meeting to anyone who wishes to vote in person.

Special COVID-19 Notice: We intend to hold the Extraordinary Meeting in person. However, we are monitoring guidance issued by the Irish Health Service Executive (“HSE”), the Irish government, the U.S. Centers for Disease Control and Prevention (“CDC”) and the World Health Organization (“WHO”) and we have implemented, and will continue to implement, measures advised by the HSE designed to minimize the spread of COVID-19, including in respect of the Extraordinary Meeting. The Company advises that any person who has recently tested positive for COVID-19, or has been in recent close contact with any person who has recently tested positive for COVID-19, or is experiencing, or has been in recent close contact with any person experiencing, any COVID-19 symptoms, should not attend the Extraordinary Meeting in person. In the event that it is necessary to make alternative arrangements with respect to the date, location or format of the Extraordinary Meeting, we will announce details of the alternative arrangements as promptly as practicable on the Investor Events page of the Investors section of our website at www.alkermes.com and will file details of such alternative arrangements with the U.S. Securities and Exchange Commission (the “SEC”) as additional proxy materials. Please monitor the Investors section of our website regularly, as circumstances may change on short notice.

ALKERMES PLC  EGM Proxy Statement 3

If you are a shareholder of record and you choose to submit your proxy by telephone by calling the toll-free number on your proxy card, your use of that telephone system and in particular the entry of your pin number/other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act 2014, as amended (the “Companies Act”), of Christopher McLaughlin, Carol McNelis, Richie Paul and Thomas Riordan as your named proxy holders, each with power to act without the other and with full power of substitution, to vote your shares on your behalf in accordance with your telephone instructions.

Beneficial Owners.  If you are a beneficial owner of shares held through a bank, broker or other nominee, please follow the voting instructions provided by your bank, broker or other nominee. In most cases, you may submit voting instructions by telephone or by Internet to your bank, broker or other nominee, or you can sign, date and return a voting instruction form to your bank, broker or other nominee. If you provide specific voting instructions by telephone, by Internet or by mail, your bank, broker or other nominee must vote your shares as you have directed. If you wish to vote in person at the Extraordinary Meeting, you must request a legal proxy from your bank, broker or other nominee.

What happens if I do not give specific voting instructions when I deliver my proxy?

Shareholders of Record. If you are a shareholder of record and you:

•	indicate when voting by Internet or submitting your proxy by telephone that you wish to vote as recommended by the Board; or
•	sign and return a proxy card without giving specific voting instructions,

then the Company’s named proxy holders will vote your shares in the manner recommended by the Board on the matter presented in this proxy statement and such proxy holders may determine in their discretion how to vote your shares in respect of any other matters properly presented for a vote at the Extraordinary Meeting.

Beneficial Owners.  If you are a beneficial owner of shares held in “street name” through a bank, broker or other nominee and you do not instruct your bank, broker or other nominee as to how to vote your shares, your bank, broker or other nominee will not be able to vote your shares. The rules of the New York Stock Exchange (the “NYSE Rules”), permit banks, brokers and other securities intermediaries that are subject to the NYSE rules (as are the vast majority of the banks, brokers and other securities intermediaries who hold shares on behalf of beneficial owners of our shares) to use their discretion to vote “uninstructed” shares with respect to matters considered to be “routine” under the NYSE Rules. However, such banks, brokers or other securities intermediaries may not use their discretion to vote “uninstructed” shares with respect to matters considered to be “non-routine” under the NYSE Rules, resulting in such circumstances in what are commonly referred to as “broker non-votes”. We believe that Proposal 1 is considered a “non-routine” matter under the NYSE Rules meaning that your broker may not vote your shares on such proposal in the absence of your voting instructions. If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from such bank, broker or other nominee. We strongly encourage you to submit your voting instructions as soon as possible and exercise your right to vote as a shareholder.

What is the deadline for voting my shares if I do not vote in person at the Extraordinary Meeting?

If you are a shareholder of record, you may vote by Internet or submit your proxy by telephone until 4:59 a.m., Irish Standard Time, on May 12, 2022 (11:59 p.m., United States Eastern Daylight Time, on May 11, 2022), or, if you elect to vote by mail, your signed and dated printed proxy card must be received by the Company by 4:59 a.m., Irish Standard Time, on May 12, 2022 (11:59 p.m., United States Eastern Daylight Time, on May 11, 2022).

If you are a beneficial owner of shares held through a bank, broker or other nominee, please follow the voting instructions provided by your bank, broker or other nominee.

What does it mean if I receive more than one set of printed proxy materials from the Company?

If you hold your shares in more than one account, you may receive a separate notice regarding the Internet availability of proxy materials or a separate set of printed proxy materials, including a separate proxy card or voting instruction form, for each account. To ensure that all of your shares are voted, please submit your proxy by telephone or vote by Internet or sign, date and return a printed proxy card or voting instruction form for each account.

ALKERMES PLC  EGM Proxy Statement 4

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies for the Extraordinary Meeting, including expenses relating to the preparation, printing and mailing to shareholders of this proxy statement and other proxy materials. We have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies. We will also reimburse banks, brokers and nominees for their reasonable out-of-pocket costs incurred in connection with forwarding proxy materials to, and soliciting voting instructions from, beneficial owners who hold our shares in “street name” in the name of such bank, broker or other nominee. Proxies may also be solicited by our directors and certain of our officers and employees, whether in person, by mail, by telephone or by email or other electronic means. Our directors, officers and employees will not be paid any additional compensation for any such solicitation efforts.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid Extraordinary Meeting. Under our Articles of Association, a quorum will be present if at least one or more shareholders holding not less than a majority of the issued and outstanding shares entitled to vote at the Extraordinary Meeting are present at the Extraordinary Meeting or represented by proxy. On the Record Date, there were 163,322,076 ordinary shares issued and outstanding and entitled to vote. Thus, the holders of 81,661,039 ordinary shares must be present in person or represented by proxy at the Extraordinary Meeting for a quorum to exist.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your bank, broker or other nominee) or if you vote in person at the Extraordinary Meeting. Abstentions and broker non-votes (if any) will be counted toward the quorum requirement.

What vote is required to approve the proposal? How are abstentions and broker non-votes treated?

Proposal	Vote Required for Approval	Effect of Abstentions and Broker-Non-Votes
Approval of Amendments to Articles of Association to Provide for Plurality Voting for Contested Elections	Affirmative vote of at least 75% of the votes cast on the resolution in person or by proxy.	Abstentions and broker non-votes (if any) will have no effect on the outcome of this proposal, as they are not considered to be votes cast.

How will voting on any other business be conducted?

The Board knows of no other matters that will be presented for consideration at the Extraordinary Meeting. However, if any other matters are properly brought before the Extraordinary Meeting, the persons identified as the named proxy holders (or any other person designated as your proxy) are entitled to vote on each such matter in their discretion.

Can I change my vote after submitting my proxy?

Shareholders of Record. If you are a shareholder of record, you may revoke your proxy by taking any of the following actions:

•

providing written notice of revocation to the Company’s Secretary (at Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6, Attention: Company Secretary, Extraordinary Meeting) by mail or by facsimile to +353 1 772‑8001, which notice must be received by the Company’s Secretary before the commencement of the Extraordinary Meeting;

•

signing and delivering a printed proxy card (in the form mailed to you or the form set forth in Section 184 of the Companies Act) relating to the same shares and bearing a later date, that is received by the Company by no later than 4:59 a.m., Irish Standard Time, on May 12, 2022 (11:59 p.m., United States Eastern Daylight Time, on May 11, 2022);

•

transmitting a subsequent vote over the Internet or submitting a subsequent proxy by telephone, by no later than 4:59 a.m., Irish Standard Time, on May 12, 2022 (11:59 p.m., United States Eastern Daylight Time, on May 11, 2022); or

•	attending the Extraordinary Meeting and voting in person, although attendance at the Extraordinary Meeting will not, by itself, revoke a previously submitted proxy unless you vote at the Extraordinary

ALKERMES PLC  EGM Proxy Statement 5

Meeting or specifically request that your previously submitted proxy be revoked. We are closely monitoring guidance issued by the HSE, the government of Ireland, the CDC and the WHO in respect of the COVID-19 pandemic and, as a result, we may impose additional procedures or limitations on meeting attendees, beyond those described herein. Changing your vote prior to the Extraordinary Meeting is most easily accomplished if you submit your proxy via telephone or over the Internet, as your vote may then be changed by simply submitting a new vote via telephone or over the Internet.

Beneficial Owners.  If you are a beneficial owner, you must contact the bank, broker or other nominee that holds your shares in order to revoke your proxy. If you are a beneficial owner and you wish to vote in person at the Extraordinary Meeting, you must request a legal proxy from your bank, broker or other nominee.

Who will count the votes and how are votes counted?

Votes will be counted by the judge of election appointed by the Board for the Extraordinary Meeting, who will separately count votes “FOR,” “AGAINST,” abstentions and, if applicable, broker non-votes.

What do I need for admission to the Extraordinary Meeting?

All shareholders attending the Extraordinary Meeting in person will be required to show valid government issued picture identification and may be required to comply with COVID-19-related public health and safety measures in effect at such time. If your ordinary shares are held in street name by a bank, broker or other nominee, you will also need to bring evidence of your ordinary share ownership as of the Record Date, such as your most recent brokerage account statement or a copy of your voting instruction form. If you do not have valid picture identification and, if applicable, proof of your share ownership, you may not be admitted to the meeting.

How can I find out the results of the voting at the Extraordinary Meeting?

We plan to report final voting results in a Current Report on Form 8‑K (a “Form 8-K”) to be filed with the SEC within four business days after the conclusion of the Extraordinary Meeting. If final voting results are not available to us in time to file a Form 8‑K within four business days after the Extraordinary Meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, to file an additional Form 8‑K to report the final results. You will be able to find a copy of these Form 8‑Ks on the Internet electronic data system of the SEC, referred to as EDGAR, available at www.sec.gov or through the Investors section of our website at www.alkermes.com.

Do shareholders have any appraisal or dissenters’ rights on the matter to be voted on at the Extraordinary Meeting?

No, shareholders of the Company will not have rights of appraisal or dissenters’ rights with respect to the matter identified in this proxy statement to be acted upon at the Extraordinary Meeting.

Who do I contact if I have questions about the Extraordinary Meeting?

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated. Shareholders may call Innisfree toll-free at +1 (877) 750-9496. Banks, brokers and other nominees may call Innisfree at +1 (212) 750-5833.

Important Notice Regarding the Internet and Electronic Availability of Proxy Materials for the Extraordinary Meeting:

All shareholders have the ability to access this proxy statement and other proxy materials related to the Extraordinary Meeting at http://www.proxydocs.com/ALKS or through the Investors section of our website at www.alkermes.com. Because we have elected to utilize the “full set delivery” option for proxy materials related to the Extraordinary Meeting, we are delivering paper copies of our proxy materials to our shareholders as of the Record Date.

In addition, any shareholder may request to receive, on an ongoing basis, future proxy materials in printed form, by mail or electronically by email. A shareholder’s election as to the format for its receipt of proxy materials will remain in effect until such shareholder terminates such election.

ALKERMES PLC  EGM Proxy Statement 6

PROPOSAL 1

APPROVE AMENDMENTS TO THE COMPANY’S ARTICLES OF ASSOCIATION

TO PROVIDE FOR PLURALITY VOTING FOR CONTESTED ELECTIONS

(Special Resolution)

Purpose. The purpose of this Proposal 1 is to seek shareholder approval of certain amendments to our Articles of Association that would provide for a plurality voting standard in contested director elections. The Board believes that it is important to establish a plurality voting standard for contested director elections prior to the Company’s upcoming 2022 annual general meeting of shareholders (the “Annual Meeting”).

The election of directors at the Annual Meeting may be contested. As background, on January 4, 2022, the Company received a notice from Sarissa Capital Offshore Master Fund LP of its intention to nominate two director candidates for election to the Board at the Annual Meeting.

Proposed Amendments. The proposed amendments to our Articles of Association provide that if, at the time the Company files its proxy statement for a general meeting of shareholders, the number of persons who are validly nominated for election as directors exceeds the number of available director positions to be filled at such meeting, then only those director nominees receiving the highest number of votes for the available director positions would be elected.

In addition, the proposed amendments include a number of minor changes to reflect the adoption of this plurality voting standard for contested director elections.

For clarity, approval of this Proposal 1 would not change the majority voting standard for uncontested director elections under our Articles of Association.

The foregoing description of the proposed amendments to our Articles of Association is only a summary and is qualified in its entirety by reference to the complete text of the proposed amendments, which is attached to this proxy statement as Appendix A. We urge you to read Appendix A in its entirety before casting your vote.

Board Recommendation. The Board unanimously recommends that shareholders vote “FOR” approval of the proposed amendments to our Articles of Association.

Currently, our Articles of Association provide for a majority voting standard for both uncontested and contested director elections. However, the use of a plurality voting standard in contested director elections has increasingly become a corporate governance best practice for U.S.-listed companies. Guidelines of the leading proxy advisory firms and large institutional investors almost universally call for plurality voting in contested director elections. In line with that, 90% of S&P 500 companies use a majority voting standard for uncontested director elections, 93% of which use plurality voting for contested director elections (Source: Deal Point Data). Approximately 88% of the companies included in our 2021 proxy peer group have a plurality voting standard for contested elections. It is also increasingly common among Irish-incorporated, U.S.-listed companies to employ a majority voting standard for uncontested elections and a plurality voting standard for contested elections.

If this Proposal 1 is not approved by our shareholders, then our current majority voting standard would continue to apply for contested director elections. Under Irish law, each director nominee for election to the Board is presented to shareholders and voted upon as a separate resolution. Under our Articles of Association, the Board, in its sole discretion, determines the size of the Board and, accordingly, the number of available director positions to be filled at each meeting. Under our current majority voting standard, in a contested election, those director nominees who receive a majority of the votes cast will be elected, in the order presented to the general meeting of shareholders, until the number of available director positions are filled. By way of example, if there were seven director nominees and only five available director positions, then—in the order such resolutions are presented—only the first five director nominees to receive a majority of the votes cast would be elected to the Board, and the remaining director nominees would not be elected to the Board. The Board would present the resolutions to shareholders for the election of directors in the following order: (i) first, resolutions on director nominees nominated by the Board and (ii) second, resolutions on director nominees not nominated by the Board, in each case in alphabetical order within such category.

ALKERMES PLC  EGM Proxy Statement 7

Consequently, absent approval of this Proposal 1, there is a possibility that some director nominees who receive a majority of the votes cast by shareholders in favor of their election, or a higher number of votes cast by shareholders in favor of their election than other director nominees, would not be elected. If this Proposal 1 is passed, the proposed amendments to our Articles of Association will ensure that those director nominees who receive the highest number of votes cast are elected to the Board.

For this reason, the Board believes that it is in the best interests of the Company’s shareholders to vote “FOR” this Proposal 1 and the amendments set forth in Appendix A to provide for a plurality voting standard for contested elections.

Supermajority Voting Standard. Under Irish law, the resolution in respect of this Proposal 1 is a special resolution that requires the affirmative vote of the holders of at least 75% of the votes cast on the resolution in person or by proxy. Abstentions and broker non-votes (if any) will have no effect on the outcome of this Proposal 1 because they are not considered to be votes cast.

The text of the resolution in respect of this Proposal 1 is as follows:

“RESOLVED, as a special resolution, that the Articles of Association be and hereby are amended in the manner set forth in Appendix A of this proxy statement.”

The Board unanimously recommends that you vote FOR Proposal 1

ALKERMES PLC  EGM Proxy Statement 8

Ownership of the Company’s Ordinary Shares

The following table and notes provide information about the beneficial ownership of our ordinary shares as of the Record Date by:

•	each of the Company’s current directors;
•	the Company’s Chief Executive Officer and each of the Company’s other named executive officers (as defined under applicable U.S. securities laws); and
•	all of the Company’s current directors and executive officers as a group.

According to SEC rules, the Company has included in the column “Number of Issued Ordinary Shares” all shares over which the person has sole or shared voting or investment power, and the Company has included in the column “Number of Ordinary Shares Issuable” all shares that the person has the right to acquire within 60 days after the Record Date through the exercise of any stock option, vesting of any stock award or other right. All shares that a person has a right to acquire within 60 days of the Record Date are deemed outstanding for the purpose of computing the percentage beneficially owned by the person, but are not deemed outstanding for the purpose of computing the percentage beneficially owned by any other person.

Unless otherwise indicated, each person has the sole power (except to the extent authority is shared by spouses) to invest and vote the shares listed opposite the person’s name. The Company’s inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table. The business address of each of the Company’s current non-employee directors is Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6. The business address of each of the Company’s current executive officers is 852 Winter Street, Waltham, MA 02451.

Ownership by Directors and Executive Officers

	Number of Issued Ordinary Shares	Number of Ordinary Shares Issuable(1)	Total	Percent(2)
Emily Peterson Alva	1,650	13,030	14,680	*
David W. Anstice AO	77,320	191,032	268,352	*
Shane M. Cooke	90,478	461,607	552,085	*
David A. Daglio, Jr.	48,934	13,273	62,207	*
Wendy L. Dixon, Ph.D.	45,539	166,032	211,571	*
Richard B. Gaynor, M.D.	8,939	76,734	85,673	*
Cato T. Laurencin, M.D., Ph.D.	—	—	—	*
Brian P. McKeon	13,934	13,273	27,207	*
Richard F. Pops	865,556	2,617,179	3,482,735	2.13%
Nancy L. Snyderman, M.D.	9,366	122,032	131,398	*
Frank Anders Wilson	8,939	76,734	85,673	*
Nancy J. Wysenski	20,181	207,282	227,463	*
Iain M. Brown	59,906	309,439	369,345	*
James M. Frates	187,497	—	187,497	*
David J. Gaffin	97,766	371,850	469,616	*
Craig C. Hopkinson, M.D.	17,994	348,074	366,068	*
Blair C. Jackson	87,915	394,529	482,444	*
All directors and executive officers as a group (18 persons)	1,712,761	6,063,361	7,776,122	4.76%

*    Represents less than 1% of the Company’s outstanding ordinary shares.

(1)	Shares that can be acquired through stock options exercisable and restricted stock unit awards vesting by June 12, 2022, which is 60 days from the Record Date.
(2)	Applicable percentage of ownership as of the Record Date is based upon 163,322,076 ordinary shares outstanding as of the Record Date.

ALKERMES PLC  EGM Proxy Statement 9

Ownership by Principal Shareholders

The following table and notes provide information about the beneficial ownership of our ordinary shares as of the Record Date, or as of the date otherwise set forth below, by each shareholder known to us to be the beneficial owner of more than 5% of our ordinary shares.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, it is believed that each shareholder identified in the table possesses sole voting and investment power over all of our ordinary shares shown as beneficially owned by that shareholder. The percentages of beneficial ownership listed below are based on the most recent Schedule 13D and Schedule 13G filings made with the SEC as of the Record Date and based on 163,322,076 of our ordinary shares outstanding as of the Record Date.

	Number of Ordinary Shares Beneficially Owned	Percent
T. Rowe Price Associates, Inc. (1)	21,343,581	13.07%
100 E. Pratt Street
Baltimore, MD 21202
The Vanguard Group (2)	16,891,710	10.34%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.(3)	14,252,287	8.73%
55 East 52nd Street
New York, NY 10055
Sarissa Capital Management LP (4)	14,040,000	8.60%
660 Steamboat Road
Greenwich, CT 06830
Wellington Management Group LLP (5)	11,808,222	7.23%
280 Congress Street
Boston, MA 02210

(1)

Based solely on a Schedule 13G/A filed February 14, 2022, T. Rowe Price Associates, Inc. (“Price Associates”) has sole voting power over 8,382,874 ordinary shares of Alkermes and sole dispositive power over 21,343,581 ordinary shares of Alkermes. Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, the ordinary shares of Alkermes. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, the ordinary shares of Alkermes, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time.

(2)

Based solely on a Schedule 13G/A, filed February 9, 2022, The Vanguard Group, in its capacity as investment adviser, may be deemed to beneficially own 16,891,710 ordinary shares of Alkermes. The Vanguard Group has shared voting power over 303,841 ordinary shares of Alkermes, sole dispositive power over 16,445,828 ordinary shares of Alkermes and shared dispositive power over 445,882 ordinary shares of Alkermes. The Vanguard Group, Inc.'s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the ordinary shares of Alkermes. No one other person’s interest in the ordinary share of Alkermes is more than 5%.

(3)

Based solely on a Schedule 13G/A filed February 3, 2022, BlackRock, Inc., as a parent holding company or control person, beneficially owns 14,252,287 ordinary shares of Alkermes. BlackRock, Inc. has sole voting power over 13,869,183 ordinary shares of Alkermes and has sole dispositive power over 14,252,287 ordinary shares of Alkermes. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the ordinary shares of Alkermes. No one of such persons’ interest in the ordinary shares of Alkermes is more than 5% of the total outstanding ordinary shares.

ALKERMES PLC  EGM Proxy Statement 10

(4)

Based solely on a Schedule 13D/A filed January 10, 2022, Sarissa Capital Management LP, may be deemed to beneficially own, and has shared voting power and shared dispositive power over, 14,040,000 ordinary shares of Alkermes.

(5)

Based solely on a Schedule 13G/A filed September 10, 2021, each of Wellington Management Group LLP (“Wellington Management”), Wellington Group Holdings LLP (“Wellington Holdings”), Wellington Investment Advisors Holdings LLP (“Wellington Advisors”) and Wellington Management Company LLP (“Wellington Company”) may be deemed to beneficially own, and has shared voting power and shared dispositive power over, 11,808,222 ordinary shares of Alkermes. These shares are owned of record by clients of one or more of Wellington Company, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd, Wellington Management Australia Pty Ltd (collectively, the “Wellington Investment Advisors”) directly, or indirectly owned by Wellington Management. The clients of the Wellington Investment Advisors have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. No such client is known to have such right or power with respect to more than 5% of the ordinary shares of Alkermes, except for Vanguard Health Care Fund. Wellington Advisors controls directly, or indirectly through Wellington Management Global Holdings Ltd., the Wellington Investment Advisors. Wellington Advisors is owned by Wellington Holdings and Wellington Holdings is owned by Wellington Management.

Disclosure of Shareholder Interests under the Companies Act

Under the Companies Act, our shareholders must notify us if, as a result of a transaction, the shareholder will become interested in 3% or more of our shares or, if as a result of a transaction a shareholder who was interested in more than 3% of our shares ceases to be so interested. When a shareholder is interested in more than 3% of our shares, the shareholder must notify us of any alteration of its interest that brings its total holdings through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). When the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder’s interest that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any of our shares that it holds shall not be enforceable, either directly or indirectly. However, such person may apply to the Irish High Court to have the rights attaching to such shares reinstated.

ALKERMES PLC  EGM Proxy Statement 11

Other Information

Other Business

The Board does not intend to present at the Extraordinary Meeting any business other than as set forth in this proxy statement. If any other matter is presented at the Extraordinary Meeting, which under applicable proxy regulations need not be included in this proxy statement or which the Board did not know of a reasonable time before this solicitation would be presented, and if such matter is permitted as a matter of Irish law, the persons identified as the named proxy holders in the accompanying proxy card will have authority to vote proxies with respect to such matter in their discretion.

Shareholder Proposals for the Company’s 2022 Annual General Meeting of Shareholders

Our shareholders may submit proposals on matters appropriate for shareholder action at shareholder meetings (other than proposals relating to the nomination of directors) in accordance with Rule 14a-8 under the Exchange Act. For such Rule 14a-8 proposals to be included in our proxy materials relating to our 2022 annual general meeting of shareholders, all applicable requirements of Rule 14a-8 must have been satisfied and, pursuant to Rule 14a-8, such proposals must have been received by us no later than January 10, 2022. However, if the date of our 2022 annual general meeting of shareholders is changed such that it is more than 30 days from the first anniversary of the date of our 2021 annual general meeting of shareholders, then the deadline will be a reasonable time prior to the time that we begin to print and mail proxy materials for our 2022 annual general meeting of shareholders. Such shareholder proposals must be delivered to the attention of our Company Secretary at the Company’s registered office at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6, Attention: Company Secretary. In addition to the requirements as to form and substance established by the SEC, shareholder proposals must be a proper subject for shareholder action under Irish law and our Articles of Association to be included in our proxy materials.

Procedure for Recommendations by Shareholders of Director Nominees

The Nominating and Corporate Governance Committee of the Board will consider director candidates recommended by shareholders. A shareholder who wishes to recommend individuals for consideration by the Nominating and Corporate Governance Committee of the Board may do so only by delivering a written recommendation to our Company Secretary at Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6, Attention: Company Secretary, with the director candidate’s name, biographical information and qualifications and a document indicating the director candidate’s willingness to serve if elected.

Procedure for Nomination by Shareholders of Director Nominees

The above procedure applies to recommendations by shareholders of director candidates to be nominated by the Company. Shareholders who instead desire to nominate on their own behalf one or more persons for election to the Board at an annual general meeting of shareholders must comply with the deadlines and other requirements set forth in the Company’s Articles of Association in respect of shareholder nominations, including the applicable notice, information and consent provisions. Pursuant to our Articles of Association, nominations by our shareholders of persons for election to the Board at our 2022 annual general meeting of shareholders must have been received by our Company Secretary between November 11, 2021 and January 10, 2022; provided, however, that in the event that the date of our 2022 annual general meeting of shareholders is changed by more than 30 days from the first anniversary of the date of our 2021 annual general meeting of shareholders, notice must be delivered no earlier than 180 days prior to, nor later than 120 days prior to, our 2022 annual general meeting of shareholders or, if later, the 10th day following the day on which public announcement of the date of our 2022 annual general meeting of shareholders is first made.

Registered and Principal Executive Offices

The registered and principal executive offices of Alkermes plc are located at Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6. The telephone number at these offices is +353 1 772‑8000.

ALKERMES PLC  EGM Proxy Statement 12

United States Securities and Exchange Commission Reports

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available to shareholders, free of charge, through the Investors section of our website at www.alkermes.com or by writing to Alkermes plc, Connaught House, 1 Burlington Road, Dublin 4, Ireland, D04 C5Y6, Attention: Company Secretary. The information contained on or connected to our website is not incorporated by reference into and should not be considered part of this proxy statement.

Expenses and Solicitation

The costs of proxy solicitation, including expenses relating to the preparation, printing and mailing to shareholders of this proxy statement and other proxy materials for the Extraordinary Meeting, will be borne by Alkermes. We have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies at an estimated cost of approximately $15,000. Alkermes will also reimburse banks, brokers and other nominees for their reasonable out-of-pocket costs incurred in connection with forwarding the proxy materials for the Extraordinary Meeting to beneficial owners and obtaining beneficial owners’ voting instructions. Proxies may also be solicited by our directors and certain of our officers and employees, whether in person, by mail, by telephone or by email or other electronic means. Our directors, officers and employees will not receive any additional compensation for such solicitation efforts.

Delivery of Documents to Shareholders Sharing an Address

SEC rules permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for notices of internet availability of proxy materials and other proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of such notices or proxy materials, as applicable, addressed to those shareholders. In order to reduce the volume of duplicate information received at households and help reduce the costs and environmental impact of the Extraordinary Meeting, a single copy of our proxy materials may be mailed to multiple shareholders who share an address unless we receive contrary instructions from one or more of the shareholders sharing such address. We will deliver promptly a separate copy of our proxy materials to any shareholder who writes or calls the Company Secretary at:

Alkermes plc

Connaught House, 1 Burlington Road

Dublin 4, Ireland, D04 C5Y6

Attention: Company Secretary

+353 1 772‑8000

If you or your household is receiving multiple copies of our proxy materials and you wish instead to request delivery of only a single copy in the future, you may contact us as described above.

Cautionary Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. In some cases, these statements can be identified by use of forward-looking terminology such as “may,” “will,” “could,” “should,” “would,” “expect,” “anticipate,” “continue,” “believe,” “plan,” “estimate,” “intend” or other similar words. Actual results might differ materially from those expressed or implied in our forward-looking statements because these forward‑looking statements are subject to various risks and uncertainties, including, but not limited to, those risks and uncertainties described in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2021 and in subsequent filings made by us with the SEC. Shareholders are cautioned not to place undue reliance on any forward-looking statements contained in this proxy statement, which speak only as of the date of this proxy statement or as of the date indicated in the forward-looking statement. Except as required by law, we disclaim any intention or responsibility for updating or revising any forward-looking statements contained in this proxy statement.

ALKERMES PLC  EGM Proxy Statement 13

APPENDIX A

PROPOSED AMENDMENTS TO

ALKERMES PLC ARTICLES OF ASSOCIATION

The proposed amendments to the Alkermes plc Articles of Association set forth below are shown in comparison to the current Alkermes plc Articles of Association as of the date of this proxy statement.

Article 2.1 shall be amended to add the following text:

2.1	In these Articles:

“Available Director Positions” shall have the meaning given to such term in Article 151.2;

“contested election” shall have the meaning given to such term in Article 151.2;

“Director Nominees” shall have the meaning given to such term in Article 151.2;

Article 91 shall be amended as follows:

PROCEEDINGS AT GENERAL MEETINGS

91.

Except (i) where a greater majority is required by the Companies Acts or these Articles or any applicable law or regulation to which the Company is subject or (ii) as otherwise required by Article 151, any question proposed for a decision of the Members at any general meeting of the Company or a decision of any class of Members at a separate meeting of any class of Shares shall be decided by an Ordinary Resolution.

Articles 149 through 151 shall be amended as follows:

APPOINTMENT OF DIRECTORS

149.

Until the close of the 2024 annual general meeting, the Directors shall be divided into three classes, designated Class I, Class II and Class III. Any allocation of the Directors into such classes shall be made by the decision of the affirmative vote of a majority of the Board then in office. The term of the Class I directors shall terminate on the date of the 2024 annual general meeting; the term of the Class II directors shall terminate on the date of the 2022 annual general meeting; and the term of the Class III directors shall terminate on the date of the 2023 annual general meeting. At each annual general meeting, beginning in 2022, each Director whose term expires at that annual general meeting shall be eligible for re-election for a one-year term. Save as otherwise permitted in or prescribed by these Articles (including Article 114 and Article 151), Directors will be elected by way of Ordinary Resolution of the Company in general meeting. In no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the close of the annual general meeting for the year in which her or his term expires and until her or his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board, including a vacancy that results from an increase in the number of Directors or from the death, resignation, retirement, disqualification or removal of a Director, shall be deemed a casual vacancy and, subject to the terms of any one or more classes or series of preferred shares (if any), shall only be filled by decision of a majority of the Board then in office. Until the 2024 annual general meeting, any Director appointed to fill a vacancy shall hold office for the same remaining term as that of the class that she has been designated in accordance with these Articles. After the 2024 annual general meeting, any Director appointed to fill a vacancy shall hold office until the next annual general meeting. A Director retiring from the Board at a general meeting shall retain office until the close or adjournment of such meeting.

ALKERMES PLC  EGM Proxy Statement  A-1

150.	During any vacancy in the Board, the remaining Directors shall have full power to act as the Board. ~~If, at~~
151.	Subject to Article 114, each Director shall be elected by an Ordinary Resolution at an annual general meeting (or an extraordinary general meeting called for that purpose), provided that:
151.1

if, at any general meeting of the Company other than at a meeting with a contested election as described in 151.2 below, the number of Directors is reduced below the minimum prescribed by the Board in accordance with Article 114 due to the failure of any persons nominated to be Directors to be elected, then in those circumstances, the nominee or nominees who receive the highest number of votes in favour of election shall be elected in order to maintain the prescribed minimum number of Directors and each such Director shall remain a Director (subject to the provisions of the Companies Acts and these Articles) only until the conclusion of the next annual general meeting of the Company unless such Director is elected by the Members during such meeting~~.~~; and

151.2

if, at the time the Company files its proxy statement for any general meeting of the Company, the number of persons who are at such time validly nominated in accordance with these Articles for election or re-election as Directors (such persons collectively, the “Director Nominees”) exceeds the number of Directors to be elected at such general meeting in accordance with Articles 114 and 149 (the “Available Director Positions” and such an election, a “contested election”), then only those Director Nominees in number equal to the Available Director Positions who receive the highest number of votes in favour of their election by the Members present in person or represented by proxy at such meeting and entitled to vote on the election of Directors shall be elected as Directors. For clarity, notwithstanding the withdrawal of any nominations for Directors in a contested election subsequent to the time the Company files its proxy statement, the plurality voting provisions of this Article 151.2 will continue to apply to the election of Directors at any such meeting.

~~151.~~ 	~~The Company may by Ordinary Resolution appoint any person to be a Director.~~

ALKERMES PLC  EGM Proxy Statement  A-2

your vote is important!  please vote by:  internet  go to: www.proxypush.com/alks  •cast your vote online. •have your control number (noted below) ready. •follow the instructions to record your vote. phone  call 1‐866‐813‐1445  •use any touch‐tone telephone, 24 hours a day, 7days a week. •have your control number (noted below) ready. •follow the recorded instructions. mail  •complete, sign and date your proxy card.  •fold and return your proxy card form and mail  using the postage‐paid envelope provided.  c/o mediant, p.o. box 8016, cary, nc 27512-9903 control number alkermes plc extraordinary general meeting of shareholders (the “extraordinary meeting”) for shareholders as of april 13, 2022 date and time: may 13, 2022 at 1:30 pm, irish standard time place: alkermes plc, located at connaught house 1 burlington road, dublin 4, ireland, d04 c5y6 — please fold here — do not separate this proxy is being solicited on behalf of the board of directors of alkermes plc (the “board”) the undersigned hereby appoints christopher mclaughlin, carol mcnelis, richie paul and thomas riordan (collectively, the “named proxy holders”), or each or any of them, as the true and lawful proxies of the undersigned, each with full power of substitution and revocation, and authorizes them to vote all of the shares of alkermes plc (the “company”) which the undersigned is entitled to vote at the extraordinary meeting and any adjournment or postponement thereof upon the matter specified in this proxy card (this “proxy card”) and upon such other matters as may be properly brought before the extraordinary meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful proxies to vote in their discretion on such other matters as may properly come before the extraordinary meeting and revoking any proxy heretofore given. if the undersigned wishes to appoint as proxy any person other than the named proxy holders, the undersigned should contact the company secretary. when properly executed, the shares represented by this proxy card will be voted as directed by the undersigned or, if no direction is given, such shares will be voted in accordance with the board recommendation set forth in this proxy card. in their discretion, the named proxy holders are authorized to vote upon such other matters that may properly come before the extraordinary meeting or any adjournment or postponement thereof. you are encouraged to specify your voting instructions by marking the appropriate box for the proposal (on the reverse side), but you need not mark any box if you wish to vote in accordance with the board’s recommendation. the named proxy holders cannot vote your shares unless you sign (on the reverse side) and return this proxy card. please be sure to sign and date this proxy card and mark on the reverse side a proxy card submitted by mail must be received by the company by 4:59 am, irish standard time, on may 12, 2022 (11:59 pm, united states eastern daylight time, on may 11, 2022). internet and telephone voting is available until 4:59 am, irish standard time, on may 12, 2022 (11:59 pm, united states eastern daylight time, on may 11, 2022). copyright © 2022 mediant communications inc. all rights reserved

Alkermes plc Extraordinary General Meeting of Shareholders Please make your marks like this: Use dark black pencil or pen only Any shareholder entitled to attend and vote at the Extraordinary Meeting may appoint one or more proxies, who need not be a shareholder(s) of the Company. A proxy is required to vote in accordance with any instructions provided. Completion of a proxy card will not preclude a shareholder from attending and voting at the Extraordinary Meeting in person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL: YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To approve certain amendments to the Company’s Articles of Association to provide for plurality voting for contested elections. FOR AGAINST ABSTAIN FOR Special COVID-19 Notice: The Company intends to hold the Extraordinary Meeting in person at the Company’s offices at the address set forth on this Proxy Card. However, the Company is monitoring guidance issued by the Irish Health Service Executive (“HSE”), the Irish government, the U.S. Centers for Disease Control and Prevention and the World Health Organization and has implemented, and will continue to implement measures advised by the HSE designed to minimize the spread of COVID-19, including in respect of the Extraordinary Meeting. The Company advises that any person who has recently tested positive for COVID-19, or has been in recent close contact with any person who has recently tested positive for COVID-19, or is experiencing, or has been in recent close contact with any person experiencing, any COVID-19 symptoms should not attend the Extraordinary Meeting in person. In the event that it is necessary to make alternative arrangements with respect to the date, location or format of the Extraordinary Meeting, the Company will announce details of the alternative arrangements as promptly as practicable on the Investor Events page of the Investors section of its website at www.alkermes.com and will file details of such alternative arrangements with the U.S. Securities and Exchange Commission as additional proxy materials. Please monitor the Investors section of the Company’s website regularly, as circumstances may change on short notice